UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 1, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On August 1, 2005, pursuant to the employment agreement dated April 1, 2005 between the Company and Mr. John Houtsma, Vice President Sales, the Company and Mr. Houtsma have agreed to an incentive bonus plan that provides for payment by the Company to Mr. Houtsma of a target quarterly incentive bonus of $22,500 at target based upon the achievement of revenue and profitability targets and new client activity. Mr. Houtsma’s bonus may be less than such target amount if the applicable revenue, profitability and new client activity targets are not achieved, and may exceed such target amount if the applicable revenue, profitability and client activity targets are exceeded.

On August 1, 2005, the Company and Mr. Edwin Okamura, Vice President of Marketing, have agreed to amend Mr. Okamura’s employment agreement dated April 1, 2005, to increase his quarterly target incentive bonus by $4,687.

SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

August 4, 2005		/s/ STEVE VALENZUELA
Date		(Signature)

	By:	/s/ STEVE VALENZUELA
	Title:	Chief Financial Officer